EXHIBIT 21

ADVANCED MICRO DEVICES, INC.

LIST OF SUBSIDIARIES

Name of Subsidiary	State or Jurisdiction in Which Incorporated or Organized

Domestic Subsidiaries

Advanced Micro Ltd.	California
AMD Corporation	California
AMD (EMEA) LTD.	Delaware
AMD Far East Ltd.	Delaware
AMD International Sales & Service, Ltd.	Delaware
AMD Texas Properties, LLC	Delaware
AMD Latin America Ltd.	Delaware
AMD Saxony LLC	Delaware
Coatue Corporation	Delaware
AMD Reinsurance Co. Inc.	Hawaii
FASL LLC(1)	Delaware
FASL International, Inc.(2)	Delaware
AMD (US) Holdings, Inc.	Delaware
AMD Investments, Inc.(3)	Delaware
AMD FAB 36 LLC	Delaware

Foreign Subsidiaries

Advanced Micro Devices Belgium N.V.	Belgium
AMD South America LTDA(4)	Brazil
Advanced Micro Devices (Canada) Limited	Canada
FASL (Suzhou) Limited(5)	China
AMD International Trading (Shanghai) Co. Ltd.	China
Advanced Micro Devices S.A.	France
Advanced Micro Devices GmbH	Germany
AMD FAB 36 Limited Liability Company & Co. KG(6)	Germany
AMD FAB 36 Admin GmbH(7)	Germany
AMD FAB 36 Holding GmbH	Germany
AMD Saxony Limited Liability Company & Co. KG(8)	Germany
AMD Saxony Admin GmbH(9)	Germany
AMD Saxony Holding GmbH	Germany
Advanced Micro Devices S.p.A.	Italy
AMD Japan Ltd.	Japan
FASL Japan Limited(2)	Japan
Advanced Micro Devices Sdn. Bhd.	Malaysia
Advanced Micro Devices Export Sdn. Bhd.(10)	Malaysia
FASL (Penang) Sdn.Bhd.(2)	Malaysia
FASL (Kuala Lumpur) Sdn. Bhd.(2)	Malaysia
AMD (Netherlands) B.V.(11)	Netherlands
Advanced Micro Devices (Singapore) Pte. Ltd.	Singapore
FASL Holdings (Singapore) Pte. Ltd.(2)	Singapore
Advanced Micro Devices, AB	Sweden
Advanced Micro Devices S.A.(4)	Switzerland
FASL (Thailand) Limited(2)	Thailand
Advanced Micro Devices (U.K.) Limited	United Kingdom

(1)	Subsidiary of AMD Investments, Inc.
(2)	Subsidiary of FASL LLC
(3)	Subsidiary of AMD (US) Holdings, Inc.
(4)	Subsidiary of AMD International Sales & Service, Ltd.
(5)	Subsidiary of FASL Holdings (Singapore) Pte. Ltd.
(6)	Partnership in which AMD Fab 36 LLC is the general partner and AMD Fab 36 Holding GmbH and AMD Fab 36 Admin GmbH are the limited partners.
(7)	Subsidiary of AMD Fab 36 Holding GmbH.
(8)	Partnership in which AMD Saxony LLC is the general partner and AMD Saxony Holding GmbH and AMD Saxony Admin GmbH are the limited partners.
(9)	Subsidiary of AMD Saxony Holding GmbH
(10)	Subsidiary of Advanced Micro Devices Sdn. Bhd.
(11)	Subsidiary of Advanced Micro Devices Export Sdn. Bhd.